Exhibit 4


                  Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

  MARY JANE WILSON-BILIK
  DIRECT LINE: 202.383.0660
  INTERNET: MJWILSON-BILIK@SABLAW.COM




                                                      May 13, 2002

VIA EDGARLINK

Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-53462) of the Conseco Variable Account L. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       Sutherland Asbill & Brennan LLP



                                       By: /s/ Mary Jane Wilson-bilik
                                           -------------------------------------
                                           Mary Jane Wilson-Bilik